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                                                                     Exhibit 4.5

                         THIRD SUPPLEMENTAL INDENTURE
                         ----------------------------

          THIRD SUPPLEMENTAL INDENTURE, dated as of November 14, 1996 (the "Third Supplemental Indenture"), to the INDENTURE (as defined below), among Career Horizons, Inc., a Delaware corporation (the "Company"), AccuStaff Incorporated, a Florida corporation ("AccuStaff"), the Guarantors (as defined in the Indenture) and The Chase Manhattan Bank (formerly known as Chemical Bank), a New York banking corporation, as Trustee (the "Trustee").

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, the Company has issued 7% Convertible Senior Notes Due 2002 (the "Securities") in the aggregate principal amount of $86,250,000 under and pursuant to the Indenture, dated as of October 19, 1995, between the Company and the Trustee, as amended and supplemented by all Supplemental Indentures thereto as of the date hereof (the "Indenture"); and

          WHEREAS, the Company, AccuStaff and Sunrise Merger Corporation, a Delaware corporation and wholly owned subsidiary of AccuStaff ("Newco"), have entered into an Agreement and Plan of Merger, dated as of August 25, 1996, pursuant to which, at the close of business on the date hereof, (a) Newco will merge with and into the Company and (b) the shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") will be converted into the right to receive shares of common stock, par value $.01 per share, of AccuStaff ("AccuStaff Common Stock") at the rate of 1.53 shares of AccuStaff Common Stock per share of Company Common Stock (the "Merger"); and

          WHEREAS, Section 5.13 of the Indenture provides that, among other things, if there shall occur any consolidation or merger to which the Company is a party (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change in, outstanding shares of Company Common Stock), then the Company and the corporation whose securities are receivable by a holder of Company Common Stock pursuant to the consolidation or merger shall, as a condition precedent to such consolidation or merger, execute and deliver to the Trustee a supplemental indenture in form satisfactory to the Trustee providing that the holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation or merger by a holder of the number of shares of Company Common Stock deliverable upon conversion of such Security immediately prior to such consolidation or merger; and

          WHEREAS, Section 10.01(b) of the Indenture provides that the Company and the Trustee may amend and supplement the Indenture without the consent of any holder of Securities to comply with Section 5.13 of the Indenture; and

          WHEREAS, the Company has entered into a Registration Agreement, dated October 16, 1995 (the "Registration Agreement"), between the Company and Salomon Brothers Inc as Representative of the Initial Purchasers (as defined in the Registration Agreement) with respect to registration of the Securities and the shares of Company Common Stock issuable upon conversion of the Securities; and

          WHEREAS, AccuStaff desires to provide for the guarantee by it of the Securities; and

          WHEREAS, Section 10.01(f) of the Indenture provides that the Company and the Trustee may amend and supplement the Indenture without the consent of any Noteholder (as defined in the Indenture) to make any change that provides any additional rights or benefits to the holders of Securities; and

          WHEREAS, as required by Section 6.1(d) of the Indenture, no Default or Event of Default (as such terms are defined in the Indenture) exists; and

          WHEREAS, the Company has delivered to the Trustee, pursuant to Section
6.1 of the Indenture, an Officers' Certificate, substantially in the form annexed hereto as Exhibit A and an Opinion of Counsel, substantially in the form
                  ---------
annexed hereto as Exhibit B, each stating that the Merger and this Third
                  ---------
Supplemental Indenture comply with the Indenture and that all conditions precedent in the Indenture relating to the Merger have been satisfied; and

          WHEREAS, AccuStaff has delivered to the Trustee an Opinion of Counsel, substantially in the form annexed hereto as Exhibit C, with respect to
                                                     ---------
the execution and delivery by AccuStaff of this Third Supplemental Indenture;
and

          WHEREAS, AccuStaff, pursuant to Section 5.11 of the Indenture, shall mail promptly to holders of the Securities a notice of the adjustment in Conversion Price (as defined in the Indenture), substantially in the form attached hereto as Exhibit D, and shall file with the Trustee an Officers'
                   ---------
Certificate briefly stating the facts requiring the adjustment in Conversion Price and the manner of computing such adjustment, substantially in the form annexed hereto as Exhibit E.
                  ---------

          NOW, THEREFORE, in consideration of the premises set forth herein, the parties hereto do hereby mutually convenant and agree as follows:

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                                  ARTICLE I.

                          AUTHORIZATION; DEFINITIONS

          Section 1.01. Third Supplemental Indenture. This Third Supplemental
                        ----------------------------
Indenture is supplemental to, and is entered into in accordance with, Sections 5.13, 10.01(b) and 10.01(f) of the Indenture, and except as modified, amended and supplemented by the Supplemental Indentures thereto and this Third Supplemental Indenture, the provisions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

          Section 1.02. Definitions. Except as expressly provided in Section
                        -----------
2.01 of this Third Supplemental Indenture below and unless the context shall otherwise require, all terms which are defined in Section 1.01 of the Indenture shall have the same meanings, respectively, in this Third Supplemental Indenture as such terms are given in said Section 1.01 of the Indenture.

                                  ARTICLE II.

                          AMENDMENTS TO THE INDENTURE

          Section 2.01. Amendments to Section 1.01 of the Indenture. (a) Section
                        -------------------------------------------
1.01 of the Indenture is hereby amended by inserting the following definitions:

          "AccuStaff" means AccuStaff Incorporated, a Florida corporation, or
           ---------
     its successors.

          "Parent" means AccuStaff.
           ------

          (b) Section 1.01 of the Indenture is hereby amended by replacing the definition of "Common Stock" with the following definition:

          "Common Stock" or "Common Stock of the Company" means the common stock
           ------------      ---------------------------
          of the Company as the same exists at the date of the execution of this Indenture or as such stock may be constituted from time to time; provided, however, that, for purposes of Article V and Sections 3.03,
          --------  -------
          3.05 and 10.02(h) of the Indenture, "Common Stock" or "Common Stock of
                                               ------------      ---------------
          the Company" means the common stock, par value $.01 per share, of
          -----------
          AccuStaff as the same exists at the date of the execution of this Third Supplemental Indenture or as such stock may be constituted from time to time.

          (c) Section 1.01 of the Indenture is hereby amended by replacing the definition of "Company" with the following definition:

          "Company" means the party named as such above until a successor
           -------
          replaces it in accordance with Article VI and thereafter means the successor; provided, however, that, for purposes of Article V of the
                     --------  -------
          Indenture and terms defined in Section 1.01 of the Indenture when used in Article V, "Company" means AccuStaff; provided, further, however,
                         -------                   --------  -------  -------
          that for purposes of line 8 of Section 5.01 of the Indenture, "Company" shall mean the party named as such above until a successor replaces it in accordance with Article VI and thereafter means the successor.

          Section 2.02. Amendment to Section 4.02 of the Indenture. Section 4.02
                        ------------------------------------------
of the Indenture is hereby amended by deleting the period at the end of the last sentence of such section and replacing it with the following:

          ; provided, however, that the quarterly and annual financial
            --------  -------
          information of AccuStaff, or any successor to AccuStaff, required to be contained in a filing with the SEC on Forms 10-Q and 10-K may be provided to the Trustee and to the holders of Securities pursuant to this Section 4.02, and such provision will satisfy the requirements of this Section 4.02.

          Section 2.03. Amendment to Section 11.10 of the Indenture. Section
                        -------------------------------------------
11.10 of the Indenture is hereby amended by replacing the last two paragraphs of such section with the following:

          The Company's address for purposes of the Indenture is:

          Career Horizons, Inc.
          177 Crossways Park Drive
          Woodbury, New York 11797
          Tel: (516) 682-1400

          The address for any of the Guarantors for purposes of the Indenture is:

          c/o Career Horizons, Inc.
          177 Crossways Park Drive
          Woodbury, New York 11797
          Tel: (516) 682-1400

          The address for AccuStaff for purposes of the Indenture is:

          AccuStaff Incorporated
          6440 Atlantic Boulevard
          Jacksonville, Florida 32211
          Tel: (904) 725-5574

          The address for the Trustee for purposes of the Indenture is:

          450 West 33rd Street, 15th Floor
          New York, New York 10001
          Attention: Corporate Trustee Administration Department
          Tel: (212) 946-3348

          Any of the Company, the Guarantors, AccuStaff or the Trustee may change its address for purposes of this Indenture by written notice to the other.

          Section 2.04. New Article XIII to the Indenture. the Indenture is
                        ---------------------------------
hereby amended to include a new Article XIII as follows:

                               ARTICLE THIRTEEN

                               PARENT GUARANTEE

          Section 13.01. Parent Guarantee.
                         ----------------

                    (a) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Parent hereby unconditionally guarantees (such guarantee being a "Parent Guarantee") to each holder of a Security authenticated and delivered by the Trustee and to the Trustee, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (i) the principal of, premium, if any, and interest on the Securities will be paid when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon the occurrence of a Designated Event, purchase or otherwise, and interest on the overdue principal and interest, if any, of the Securities, if lawful, and all other obligations of the Company to the Noteholders or the Trustee under this Indenture or the Securities will be promptly paid or performed, all in accordance with the terms of this Indenture and the Securities; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon the occurrence of a Designated Event, purchase or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, Parent shall be obligated to pay the same before failure to so pay becomes an Event of Default.

                    (b) Parent agrees that (i) its obligations with regard to this Parent Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon (or failures to obtain or realize upon) collateral, the recovery of any judgment against the Company or any Guarantor, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor and (ii) this Parent Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture. Parent hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company or any Guarantor, any right to require a proceeding first against the Company or any Guarantor or right to require the prior disposition of the assets of the Company or any Guarantor to meet its obligations, protest, notice and all demands whatsoever and covenants that this Parent Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

                         (c) If any Noteholder or the Trustee is required by any
court or otherwise to return to any of the Company, any Guarantor, Parent, or Trustee, or similar official acting to any of the Company, any Guarantor or Parent, any amount paid by any of the Company, any Guarantor or Parent to the Trustee or such Noteholder, this Parent Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Parent agrees that it will not be entitled to any right of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby.

                         (d) Parent agrees that (i) the maturity of the
obligations guaranteed hereby may be accelerated as provided in Section 7.02 notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any Guarantor of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 7.02, those obligations (whether or not due and payable) will forthwith become due and payable by Parent for the purpose of this Parent Guarantee.

                                 ARTICLE III.

                               OTHER AGREEMENTS

          Section 3.01. Assumption of Obligations Under Registration Agreement.
                        ------------------------------------------------------
AccuStaff hereby assumes, and covenants and agrees, jointly and severally with the Company, to perform or cause to be performed each and every obligation of the Company under the Registration Agreement as if it were an original party thereto.

                                  ARTICLE IV.

                                 MISCELLANEOUS

          Section 4.01. Effective Date. This Third Supplemental Indenture shall
                        --------------
become effective upon execution and delivery hereof.

          Section 4.02. Counterparts. This Third Supplemental Indenture may be
                        ------------
executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          Section 4.03. Acceptance. The Trustee accepts the Indenture, as
                        ----------
supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions set forth therein as so supplemented. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or the due execution hereof by the Company, and Guarantor or AccuStaff or for or in respect of the recitals contained herein, all of which are made by the Company and AccuStaff solely.

          Section 4.04. Successors and Assigns. All covenants and agreements in
                        ----------------------
this Third Supplemental Indenture by the Company, the Guarantors, AccuStaff or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

          Section 4.05. Severability. In case any provision in this Third
                        ------------
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 4.06. Governing Law. This Third Supplemental Indenture shall
                        -------------
be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws provisions thereof.

          Section 4.07. Incorporation into Indenture. All provisions of this
                        ----------------------------
Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by the Supplemental Indentures thereto prior to the date hereof and this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be signed and executed as of the day and year first written above.

                             CAREER HORIZONS, INC.


                             /s/ Michael T. Druckman
                             ---------------------------
                             By:  Michael T. Druckman
                             Title:  Senior Vice President, Chief
                                            Financial Officer and
                                            Treasurer

(signature continued on next page)

                         ACCUSTAFF INCORPORATED

                         /s/ Derek E. Dewan
                         ----------------------
                         By:
                         Title:

                         THE GUARANTORS:
                              AMERICAN COMPUTER PROFESSIONALS, INC.
                              BERGER IT CO.
                              CAREER HORIZONS GOVERNMENT SERVICES, INC.
                              CENTURY TEMPORARY SERVICES, INC.
                              CH PAYROLL SERVICES, INC.
                              CHI FINANCIAL SERVICES, INC.
                              CHI SERVICES, INC.
                              CHI TEMPORARY SERVICES, INC.
                              CONTEMPORARY GRAPHICS GROUP, INC.
                              CONTRACT STAFFING GROUP, INC.
                              DIAL A TEMPORARY, INC.
                              EIM ASSOCIATES, INC.
                              HEALTH FORCE, INC.
                              HEALTH FORCE OPERATING CORP.
                              LEGAL SUPPORT PERSONNEL, INC.
                              MEDI-FORCE, INC.
                              PL SERVICES, INC.
                              POTOMAC PERSONNEL SERVICES, INC.
                              PROFESSIONALS FOR COMPUTING, INC.
                              PROGRAMMING ENTERPRISES, INC.
                              STAFF-ADDITIONS INC.
                              STAFFING RESOURCES (SC), INC.
                              TEMP FORCE, INC.
                              TEMPORARIES INCORPORATED
                              TEMPS & CO. SERVICES, INC.
                              TEMPS & CO. FRANCHISING, INC.
                              THE ORIGINAL TEMPO HEALTHPOWER, INC.
                              THE RICHARD MICHAEL GROUP, INC.
                              TSG PROFESSIONAL SERVICES, INC.
                              ZEITECH INC.

                         /s/ Michael T. Druckman
                         ______________________________
                         All By: Michael T. Druckman
                         Title:  Senior Vice President
(signatures continue on next page)

                              THE CHASE MANHATTAN BANK, AS TRUSTEE


                              /s/ Andrew M. Deck
                              ----------------------------
                              By:     ANDREW M. DECK
                              Title:  Senior Trust Officer